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                                 Exhibit 10(q)

                   Specimen Form of Stock Option Agreement for
                           Non-Qualified Stock Option








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                                                                          NAME


                             STOCK OPTION AGREEMENT
                          (Non-Qualified Stock Option)
                          ----------------------------

         THIS AGREEMENT is made to be effective as of DATE, by and between The Scotts Company, an Ohio corporation (the "Company"), and NAME (the "Optionee").

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Company adopted The Scotts Company 1996 Stock Option Plan (the "1996 Plan") on February 12, 1996; and

         WHEREAS, the shareholders of the Company approved the 1996 Plan at the Annual Meeting of Shareholders of the Company held on April 9, 1996; and

         WHEREAS, the shareholders of the Company amended the 1996 Plan at the Annual Meeting of Shareholders of the Company held on March 12, 1997 to increase the number of shares authorized thereunder to 3,000,000; and

         WHEREAS, the directors of the Company have further amended the 1996 Plan as permitted thereby; and

         WHEREAS, the 1996 Plan, as amended, is hereinafter sometimes referred to as the "Plan"; and

         WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company has appointed a Compensation and Organization Committee (the "Committee") to administer the Plan and the Committee has determined that an option to acquire common shares, without par value (the "Common Shares"), of the Company should be granted to the Optionee under the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:

         1. Grant of Option. The Company hereby grants to the Optionee an option (the "Option") to purchase OPTION Common Shares of the Company. The Option shall be granted under the Plan. The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Terms and Conditions of the Option.

                  (A) Option Price. The purchase price (the "Option Price") to be paid by the Optionee to the Company upon the exercise of the Option shall be $PRICE per share (being 100% of the Fair Market Value (as that term is defined in the Plan) for the Common Shares of the Company on the date of grant of the Option), subject to adjustment as provided in Section 3.

                  (B) Exercise of the Option. The Option may be exercised on or after DATE with respect to 100% of the Common Shares subject to the Option.

         Subject to the other provisions of this Agreement and to the provisions of the Plan, if the Option becomes exercisable as to certain Common Shares, it shall remain exercisable as to those Common Shares until the date of expiration of the term of the Option. The Committee may, but shall not be required to (unless otherwise provided in this Agreement or in the Plan), accelerate the schedule of the time or times when the Option may be exercised.

         The grant of the Option shall not confer upon the Optionee any right to continue in the employment of the Company nor limit in any way the right of the Company to terminate the employment of the Optionee at any time in accordance with law and the Company's governing corporate documents.

                  (C) Option Term. The Option shall in no event be exercisable after the expiration of ten years from the above effective date.

                  (D) Method of Exercise. To the extent that any portion of this Option is exercisable, that portion of such Option may be exercised in whole or in part by delivering to Merrill Lynch a written notice of exercise, signed by the Optionee or, in the event of the death of the Optionee, by such other person as is entitled to exercise the Option. The notice of exercise shall state the number of full Common Shares in respect of which the Option is being exercised. Payment for all such Common Shares shall be made to the Company at the time the Option is exercised. The Option Price may be paid in cash (including check, bank draft or money order) in U.S. dollars, or with the consent of the Committee, by the transfer by the Optionee to the Company of free and clear Common Shares already owned by the Optionee having a Fair Market Value (as that term is defined in the Plan) on the exercise date equal to the Option Price, or by a combination of cash and Common Shares already owned by the Optionee equal in the aggregate to the Option Price for the Common Shares being purchased. After payment in full for the Common Shares to be purchased upon exercise of the Option has been made, the Company shall take all such action as is necessary to deliver appropriate share certificates evidencing the Common Shares purchased upon the exercise of the Option to the Optionee as promptly thereafter as is reasonably practicable.

                  (E) Satisfaction of Taxes and Tax Withholding Requirements. The Company has the right to withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy any applicable federal, state or local withholding tax requirements. The Committee may permit the Optionee to elect (i) to have Common Shares otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company free and clear Common Shares already owned by the Optionee having a Fair Market Value (as that term is defined in the Plan) on the exercise date sufficient to pay all or part of the Optionee's estimated total federal, state and local tax obligations.

         3. Adjustments and Changes in the Common Shares. In the event of any share dividend or share split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, appropriate adjustments shall be made by the Committee in the number of Common Shares and Option Price applicable to the Option to reflect such change.

         4. Change in Control Provisions. In the event of a Change in Control (as defined in the Plan), the Option shall be canceled in exchange for the payment to the Optionee of cash in an amount equal to the excess of the highest price offered in conjunction with the Change in Control or paid for Common Shares of the Company during the preceding 30 trading day period over the exercise price for such Option. Notwithstanding the foregoing, if the Committee determines that the Optionee will receive a new award (or have the Option honored) in a manner which preserves its value and eliminates the risk that the value of the Option will be forfeited due to involuntary termination, no cash payment will be made as a result of a Change in Control. If any cash payment with respect to the Option would result in the Optionee's incurring potential liability under Section 16(b) of the Securities Exchange Act of 1934, the cash payment will not occur unless and until such cash payment can be made without subjecting the individual to such potential liability.

         5. Nontransferability of the Option. With the permission of the Committee, the Optionee may transfer the Option to a revocable inter vivos trust as to which the Optionee is the settlor or to a Permissible Transferee (as that term is defined in the Plan). Any transferee of the Option shall remain subject to all of the terms and conditions applicable to the Option. The Option may not be retransferred by a Permissible Transferee except by will or by the laws of descent and distribution and then only to another Permissible Transferee. The Option may not otherwise be transferred except by will or by the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee, his guardian or legal representative.

         6.       Exercise After Termination of Employment.

                  (A) In the event of the termination of the Optionee's employment by reason of retirement, Disability (as that term is defined in the Plan), or death, the Option may thereafter be exercised in full for a period of five years, subject to the stated term of the Option.

                  (B) In the event of the Optionee's termination of employment for Cause (as that term is defined in the Plan), the Option shall be forfeited.




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                  (C) In the event of the Optionee's termination of employment for any reason other than retirement, Disability, death or for Cause, the Option shall be exercisable, to the extent exercisable at the date of termination of employment, for a period of 90 days, subject to the stated term of the Option.

         7. Limitations on Exercisability Following Termination of Employment. After termination of the Optionee's employment, the Option shall not be exercisable unless the Optionee has, during the period of exercisability of the Option, (a) refrained from serving as an officer, director or employee of any individual, partnership or corporation, or the owner of a business, or a member of a partnership, which conducts business in competition with the Company or renders any service (including, without limitation, advertising agencies and business consultants) to competitors with any portion of the Company's business,
(b) been available, if so requested by the Company, at reasonable times and upon a reasonable basis, to consult with, supply information to, or otherwise cooperate with, the Company, and (c) refrained from engaging in a deliberate action which the Committee shall determine has caused substantial harm to the interests of the Company. If any of the foregoing conditions is not satisfied, the Committee may require the Optionee to forfeit the Option to the extent not exercised prior to the breach of the condition.

         8. Restrictions on Transfer of Common Shares. Anything contained in this Agreement or elsewhere to the contrary notwithstanding:

                  (A) The Option shall not be exercisable for the purchase of any Common Shares subject thereto except for:

                           (i) Common Shares subject thereto which at the time
of such exercise and purchase are registered under the Securities Act of 1933, as amended (the "1933 Act");

                           (ii) Common Shares subject thereto which at the time
of such exercise and purchase are exempt or are the subject matter of an exempt transaction or are registered by description, by coordination or by qualification, or at such time are the subject matter of a transaction which has been registered by description, all in accordance with Chapter 1707 of the Ohio Revised Code, as amended; and

                           (iii) Common Shares subject thereto in respect of
which the laws of any state applicable to such exercise and purchase have been satisfied.

                  (B) If any Common Shares subject to the Option are sold or issued upon the exercise thereof to a person who (at the time of such exercise or thereafter) is an affiliate of the Company for purposes of Rule 144 promulgated under the 1933 Act, then upon such sale and issuance:

                           (i) such Common Shares shall not be transferable by
the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the 1933 Act; and

                           (ii) the Company may cause each share certificate
evidencing such Common Shares to
bear a legend reflecting the applicable restrictions on the transfer thereof.

                  (C) Any share certificate evidencing Common Shares issued pursuant to the exercise of the Option may bear such legends and statements as the Company shall deem advisable to ensure compliance with applicable federal and state laws and regulations.

                  (D) Nothing contained in this Agreement or elsewhere shall be construed to require the Company to take any action whatsoever to make the Option exercisable or to make transferable any Common Shares purchased and issued upon the exercise of the Option.

         9. Rights of the Optionee as a Shareholder. The Optionee shall have no rights or privileges as a shareholder of the Company with respect to any Common Shares of the Company covered by the Option until the date of issuance and delivery of a certificate to the Optionee evidencing such Common Shares.

         10. Plan as Controlling. All terms and conditions of the Plan applicable to the Option which are not set forth in this Agreement shall be deemed incorporated herein by reference. In the event that any term or condition of this Agreement is inconsistent with the terms and conditions of the Plan, the Plan shall be deemed controlling.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         12. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

         13. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

         14. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of such provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

         15 Number and Gender. When used in this Agreement, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

         16. Entire Agreement. This Agreement constitutes the entire Agreement between the Company and the Optionee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

         17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

                                   COMPANY:

                                   The Scotts Company,
                                   an Ohio corporation

                                   By:
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                                        G. Robert Lucas
                                   Its: Sr. Vice President, General Counsel

                                   OPTIONEE:      OPTIONEE NAME

                                   --------------------------------------------
                                   Signature of Optionee
                                   SSN: